Exhibit 99.1

Investor Deck First Quarter 2019

Forward Looking Statement This presentation may contain “Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. "Forward - looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future,” "plan" or "planned,” "will" or "should,” "expected,” "anticipates,” "draft,” "eventually" or "projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward - looking statements, including the risk that actual results may differ materially from those projected in the forward - looking statements as a result of various factors, risks that we may not realize the anticipated benefits of acquisitions we may make or plan to make, and other risks identified in the Company’s 10 - K for the fiscal year ended December 31, 2018 and other filings made by the Company with the Securities and Exchange Commission.

Helix TCS is the leading provider of mission essential services for legal cannabis businesses all over the world, through its industry leading Critical Infrastructure Services Platform that is designed to naturally scale by capitalizing on key challenges in business expansion and industry growth. Our Vision is to be the most valuable critical infrastructure services provider in the legal cannabis industry for clients, regulators, investors, and employees. Executive Summary

Executive Leadership Key Career Accomplishments Proven team with a demonstrated track record in venture capital companies, specializing in frontier markets and global M&A. Founded Helix TCS and within just three plus years have: ● Executed a successful, non - dilutive, reverse merger ● Uplisted to the OTCQB ● Completed multiple successful acquisitions ● Built quarterly revenue to $3.37MM ● Became an industry leader in: ○ Seed to sale tracking & dispensary point of sale (U.S.) ○ Licensed wholesale technology ○ Security Zachary L Venegas Executive Chairman & CEO Scott Ogur, CFA CFO

Helix TCS, Inc | OTCQB: HLIX Helix TCS is the leading provider of critical infrastructure services for the global legal cannabis industry 199% revenue growth from Q1 2018 - Q1 2019 - Customers in 2000+ locations - 36 states - 9 government contracts* - Tracked Over $18 Billion in Legal Cannabis Sales Company Overview *Announced conditional award of Maine Seed to Sale contract in May of 2019

As we have found in past successful business ventures from Romania to Congo, in frontier markets with shifting legal frameworks and difficult - to - forecast business conditions, integrated operators survive and thrive and we believe that this strategy will enable Helix to maintain our growth and deliver on the investment promise of legal cannabis.” Zachary L. Venegas - Founder, Executive Chairman, and CEO To provide clients with the best - in - class Critical Infrastructure Services through a single integrated Platform . Our Mission

SEED TO SALE TRACKING & POINT OF SALE End - to - end compliance tracking and inventory management for grows, manufacturers, dispensary point of sale, and government traceability WHOLESALE MARKETPLACE Technology solutions capable of facilitating cannabis wholesale marketplaces with compliant documentation, verifiable QA results, and transactional data SECURITY SERVICES Leading physical and digital security services, as well as comprehensive consulting packages for license applicants and currently licensed cannabis businesses CRITICAL INFRASTRUCTURE SERVICES PLATFORM Lines of Business Providing an integrated services platform to address mission - critical challenges for expanding operators worldwide

GOVERNMENT TRACKING Contracts in 8 states and Puerto Rico to track and oversee the entire cannabis supply - chain, including B2B and B2C transactions INTEGRATED SOLUTIONS Integrated with a variety of partners creating an ecosystem of value - add services to impact bottom lines and create growing revenue sharing opportunities FULL VERTICAL TRACKING & POINT OF SALE* Providing compliance reporting to grows, manufacturers, and dispensaries, plus data collection, sales tracking, and business optimization SEED TO SALE TRACKING & POINT OF SALE Critical Infrastructure Services

Physical and digital security services protect businesses with high - value assets in this cash - heavy, highly targeted industry DIGITAL SECURITY CANNABIS SECURITY ADVISORY PHYSICAL SECURITY Individuals selected from the ranks of U.S. Military and the nation’s finest law enforcement provide state - of - the - art de - escalation, arrest control, baton skills, reception duties, and patrol services Consulting services range from developing compliant security plans to business security training for personnel and the development of on - site compliance and risk assessment/mitigation strategies Remote monitoring via high resolution security cameras provide automated intrusion monitoring and the option to have highly trained guards monitoring your cannabis facilities 24/7 Critical Infrastructure Services

Our technology roadmap will allow us to increase our dominant market share, ensuring we’re able to keep up with the evolving needs of global operators. Cannabase & Amercanex* Engeni BioTrack 2.0 In - house development firm based in Argentina, which supports our growing suite of technology services and allows us to keep up with the rapid pace of the industry TECHNOLOGY ROADMAP Critical Infrastructure Services *Acquisition of Amercanex announced Q1 2019 and is still in process

Global Market Share 6 International Territories Australia - Canada - Colombia - Jamaica - New Zealand - United Kingdom

Growing Legal Cannabis Market 34.6% Anticipated CAGR of the global legal marijuana market through the forecast period (2016 - 2025) Source: The Cannabis Industry Annual Report , Grand View Research $146 billion Estimated size of the global cannabis market by end of 2025 $11 billion 2018 market size of the legal cannabis industry

Helix TCS Q1 Revenue Growth Total revenues increased 199% year over year to $3.37 million

Gross profit for the quarter was $1.45 million, a 43% gross margin Helix TCS Q1 Gross Margin

Total revenue for 2018 was $9.56 million, a 137% increase from 2017 Helix TCS Annual Revenue Growth

● Hawaii and Delaware Extend Cannabis Tracking Contracts with Helix TCS Company ● Helix TCS Expands International Footprint to Europe ● Former President of Mexico, Vicente Fox , to Join Board of Directors of Helix TCS, Inc ● Helix TCS Acquires Amercanex International Exchange ● Helix TCS Ranks #1 for Point of Sale Revenues in the Cannabis Industry Helix TCS Q1 Operational Highlights

Helix TCS Momentum “...the perfect pick - and - shovel play that will benefit from the growth of the cannabis space. - Insider Financial Jan 2019 “...in the early stages of becoming an ancillary powerhouse .” - Equities.com March 2019

Helix TCS Investor Resources Learn more about Helix TCS at helixtcs.com View filings, sign up for investor updates and more at helixtcs.com/investor - relations Investor Relations Scott Ogur, CFO ir@helixtcs.com